EXHIBIT 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED

ASSET PURCHASE AGREEMENT

by and BETWEEN

ARCADIA BIOSCIENCES, INC.

(“Seller”),

and

pioneer hi-bred international, inc.
(“Purchaser”)

Dated as of MAY 13, 2024

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of May 13, 2024 (“Effective Date”), by and between Arcadia Biosciences, Inc., a Delaware corporation (“Seller”) and Pioneer Hi-Bred International, Inc., an Iowa corporation (“Purchaser”), which is an indirect, wholly-owned subsidiary of Corteva, Inc., a Delaware corporation. Purchaser and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined elsewhere in this Agreement have the meanings given to them in Section 10.10.

BACKGROUND

WHEREAS, Seller desires to sell and assign, or license where applicable, to Purchaser certain assets associated with Triticum durum, and specifically the SBEII Trait related thereto (“Durum Wheat Assets”) as set forth in Exhibit A and in Exhibits B, C, and D (“Acquired Assets”);

WHEREAS, Purchaser desires to purchase or license where applicable, from Seller those Acquired Assets, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
SALE OF ASSETS

1.1. Sale of Assets. At the Closing, Seller shall:

(a) sell, convey, transfer, and irrevocably assign and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of any and all Encumbrances (except for Permitted Encumbrances), all of Seller’s right, title, and interest in and to the Acquired Assets, properties, and rights described in Exhibit A, as set forth in the Bill of Sale attached in Exhibit E;

(b) assign to Purchaser the first patent listed in Exhibit B (i.e., U.S. Patent No. 10,246,717), which patent claims inventions specific to the Durum Wheat Assets, with such assignment agreement attached as Exhibit F, and for the second patent listed in Exhibit B (i.e., U.S. Patent No. 11,649,464), which is subject to a terminal disclaimer over U.S. Patent No. 10,934,557 and therefore cannot be reassigned, Seller shall grant an irrevocable exclusive patent license to Purchaser, with such license agreement attached in Exhibit G; and

(c) grant an irrevocable exclusive patent license limited to the Field as defined in Exhibit G to the patent application listed in Exhibit C (i.e., U.S. Patent Application Serial No. 18/298,041), which currently has pending claims limited to durum wheat and related methods and products, and the patents and patent applications listed in Exhibit D, which patents and patent applications claim inventions that encompass the Durum Wheat Assets and other wheat technologies or have the potential to claim other wheat technologies not subject to this Agreement, with such license agreement attached in Exhibit G.

(d) [***]

(e) [***]

(f) [***]

(g) Seller represents that that it does not own, co-own or purport to own any Patents Related to the Acquired Assets other than the patents and patent applications listed in Exhibits B, C, and D.

(h) The assignments and licenses noted in this ARTICLE I shall be subject to any existing contractual rights of third parties concerning the patents and the patent applications (such patents and patent applications listed on the Exhibits B, C, and D (the “In-Scope Patents”)), as set forth in Schedule 3.5. Purchaser hereby grants to Seller and its contractual counterparties in the agreements set forth in Schedule 3.5, a non-exclusive, non-sublicensable limited license to practice the In-Scope Patents in the Field as defined in Exhibit G, solely to the extent necessary for Seller and those parties to be able to perform and exercise their rights under the current agreements listed in Schedule 3.5. After the Closing, Seller shall not amend or otherwise alter its obligations under the agreements listed in Schedule 3.5 with respect to the field of Triticum durum, including related methods of using durum wheat and compositions or products made from durum wheat.

(i) No rights are granted by Purchaser to Seller herein, either expressly or by implication, to practice the In-Scope Patents in the Field as defined in Exhibit G other than the license rights granted in this Section 1.1(h) and the Production License in Section 2.3 herein.

(j) Seller shall partially assign to Purchaser any and all rights, and Purchaser shall assume any corresponding obligations, of that certain license agreement [***].

1.2. Excluded Assets. Subject to Section 7.6 (Omitted Assets), all assets of Seller not expressly listed on Exhibits A, B, and C, and those aspects of the patents and patent applications listed in Exhibits C and D not relating to the Durum Wheat Assets, are excluded and will be retained by Seller (collectively, the “Excluded Assets”). The Excluded Assets include but are not limited to all of Seller’s right, title, and interest in and to the following assets:

(a) all of Seller’s trademarks, registered and unregistered;

(b) all Intellectual Property not Related to or expressly referenced in Exhibits A, B, C, and D hereto;

(c) all customer accounts of Seller relating to customers of Seller;

(d) all accounts receivable of Seller;

(e) any of Seller’s rights under this Agreement, including the consideration to be delivered to Seller as payment for the Acquired Assets;

(f) all of Seller’s insurance policies and associated prepayments and rights of recovery, Claims or causes of action therewith; and

(g) all rights, Claims and causes of action arising from or related to any other Excluded Asset.

1.3. Liabilities.

(a) Assumed Liabilities. Purchaser agrees to assume all Liabilities arising following the Closing Date from (i) ownership, operation, maintenance, or use of the Acquired Assets, including all Liabilities associated with the maintenance of such assets; and (ii) all Liabilities arising in connection with Purchaser’s use or sale of any products or services relating to the Acquired Assets arising after the Closing Date (collectively, the “Assumed Liabilities”).

(b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not, by virtue of its acquisition of the Acquired Assets or otherwise, assume or become responsible for, and Seller shall retain, any Liabilities of Seller, including (i) all relating to Seller’s ownership, operation, maintenance, or use of the Acquired Assets prior to the Closing (including any Claims against Seller related to any infringement, misappropriation, and other violations of the Intellectual Property of any third party occurring from Seller conduct prior to closing); and (ii) all Liabilities to the extent related to the Excluded Assets (collectively, the “Retained Liabilities”).

Article II
PURCHASE PRICE AND SUPPLY RIGHTS

2.1. Purchase Price. In consideration of the sale and transfer of the Acquired Assets, on the Closing Date, Purchaser shall, in addition to assuming the Assumed Liabilities, pay and deliver to Seller the sum of Four Million United States Dollars (US$4,000,000.00) (the “Purchase Price”) by wire transfer to an account designated by Seller.

2.2. [Intentionally Omitted]

2.3 Seller’s Production and Supply Rights.

(a) Production License Grant. From the Effective Date until Purchaser provides Seller or any affiliated or successor owner of the GoodWheat® brand (subject to Section 2.3(c)(i)) (“Approved Brand Owner”) with written notice (the date of such notice, the “Commercial Launch Notice Date”) that it is commencing commercial launch in North America of Purchaser’s products (the “Commercial Launch”), produced from, based on, containing, or derived from the Durum Wheat Assets (“Durum Wheat Products”), Approved Brand Owner shall be permitted to produce and sell the Licensed Varieties, including without limitation, in North America solely for: (i) developing and/or producing pasta products branded under the GoodWheat® brand for commercialization and sale; (ii) selling to Good Mills; (iii) selling resistant starch extract; and (iv) selling any excess grain as commodity animal feed. Subject to the restrictions herein, until the Commercial Launch Notice Date, Purchaser hereby grants to Seller a non-exclusive, non-sublicensable license to the Licensed Varieties and Patents assigned or licensed hereunder for the limited purpose set forth in this Section 2.3(a) (“Production License”). For clarity, Approved Brand Owner shall not use or commercialize in any manner any Durum Wheat Product(s) that are not the Licensed Varieties.

(b) [***]

(c) [***]

(d) Termination of the Limited License.

(i) Change in Control Event. In the event of a Seller Change in Control (with “Change of Control” being defined as the transfer of fifty percent (50%) or more of the voting control or equity ownership of an entity to a third party), Purchaser shall permit a transferee to continue to practice the license granted in Section 2.3(a), provided that Purchaser may, at its sole discretion, make such license subject to additional commercially reasonable terms.

(ii) Breach of Obligations. If Seller breaches any of its obligations related to the Production License, including without limitation, (a) producing Durum Wheat Products that are not Licensed Varieties; (b) producing Licensed Varieties for purposes other than the scope of the limited license; and/or (c) failing to notify Purchaser of a Change of Control event, Purchaser may terminate the Production License with immediate effect by providing written notice to Seller.

(iii) Effects of Production License Termination. Upon termination of the Production License under this Section 2.3(c), Seller shall (and ensure all third party contractors): (a) destroy all Licensed Varieties and/or Durum Wheat Products; (b) cease all development and production work on the Licensed Varieties and/or Durum Wheat Products; (c) cease all production of grain from Licensed Varieties and/or Durum Wheat Products; and (d) destroy all remaining inventory of durum grain from Licensed Varieties and/or Durum Wheat Products. For clarity, Approved Brand Owner shall not use or commercialize in any manner any Durum Wheat Product(s) that are not the Licensed Varieties.

2.4 [***]

2.5 [***]

Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that the representations and warranties contained in this ARTICLE III are true and correct on the date hereof and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case, as of such date).

3.1. Organization and Power. Seller is a corporation company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has the full power and authority to own its property and to carry on its business as presently conducted.

3.2. Authorization and Enforceability. Seller has the full right, power and authority to enter into and perform this Agreement. The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary corporate action on the part of Seller. This Agreement, assuming due authorization, execution and delivery by Purchaser, constitutes valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors’ generally and general equity principles (regardless of whether enforceability is considered a proceeding at or in equity) (the “Bankruptcy and Equity Exceptions”).

3.3. Non-contravention. The execution, delivery and performance by Seller of this Agreement do not and will not: (a) result in a default of or under (i) any of the terms of the organizational documents of Seller or (ii) any Order applicable to or binding upon Seller; or (b) result in the creation or imposition of any Encumbrance upon any of the Acquired Assets.

3.4. Title to Assets. Seller has good, valid and marketable title to the Acquired Assets, free and clear of any and all Encumbrances except for Permitted Encumbrances.

3.5 Intellectual Property.

(a) Each of the In-Scope Patents is subsisting and in full force and effect (except with respect to patent applications). Except as set forth in Schedule 3.5, there are no actions that must be taken within one hundred eighty (180) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, for the purposes of maintaining, preserving, or renewing any In-Scope Patents.

(b) Schedule 3.5 sets forth a complete and accurate list of all Inbound Intellectual Property Licenses.

(c) Schedule 3.5 sets forth a complete and accurate list of all Outbound Intellectual Property Licenses.

(d) Except as set forth on Schedule 3.5, since January 1, 2020, no Proceeding has been filed against Seller or any of its Affiliates, and neither Seller nor its Affiliates has received a written communication from any other Person, (i) challenging the validity or enforceability of any Acquired Asset or (ii) alleging that the use or exploitation of the Acquired Assets violates, infringes, or misappropriates the Intellectual Property rights of such Person.

(e) Since January 1, 2020, (i) neither Seller nor any of its Affiliates has filed any Proceeding or sent any written notice of a violation, infringement, or misappropriation by another Person relating to rights to the Acquired Assets, and (ii) except as set forth in this Section 3.5(e), to Seller’s knowledge, has been no unauthorized use, unauthorized disclosure, or misappropriation of any Acquired Asset, by any Person. [***]

(f) Except as set forth on Schedule 3.5, neither Seller nor any of its Affiliates has transferred full or partial ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Acquired

Asset to any other Person. Except for Outbound Intellectual Property Licenses, none of Seller or any of its Affiliates is a party to, subject to, or bound by any Contract or is bound by any obligation under applicable Law, that would give any third party (including any Governmental Entity) any option, right of first refusal or offer, right of negotiation or any other right with respect to any Acquired Asset.

(g) Seller has secured from all employees and/or contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Acquired Asset exclusive ownership of, all such contributions created in connection with their services to the Seller.

3.6 Proceedings and Orders. There are no Proceedings pending or, to Seller’s knowledge, threatened in writing against Seller or any of its Affiliates with respect to the Acquired Assets. There is no Proceeding by Seller or any Affiliate pending, or threatened, against another Person with respect to the Acquired Assets and none of the Acquired Assets is subject to any Order.

3.7 Compliance with Laws. Since January 1, 2020, neither Seller nor its Affiliates has received any written notice from a Governmental Entity alleging that it is not in compliance, in all material respects, with any Law applicable to the Acquired Assets.

3.8 Government Approvals. No consent of any Governmental Entity is required for the execution, delivery and performance by Seller of this Agreement.

Article IV
“AS-IS” Asset CONVEYANCE

4.1. NO ADDITIONAL REPRESENTATIONS. IT IS UNDERSTOOD AND AGREED THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING ANY WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OR SUFFICIENCY OF SUCH ACQUIRED ASSETS OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.2. AS-IS ACKNOWLEDGEMENT. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED HEREIN, AT THE CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER, AND PURCHASER SHALL ACCEPT, THE ACQUIRED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.” Purchaser hereby agrees (on behalf of itself and its Affiliates) that none of Seller, any of its Affiliates, or any of their respective Representatives will have any Liability to Purchaser, any of its Affiliates or any of their respective Representatives relating to or resulting from ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ACQUIRED

ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, except for any Liability resulting from any breach of or inaccuracy in the representations and warranties of Seller expressly set forth in ARTICLE III.

Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that each of the representations and warranties contained in this ARTICLE V are true and correct as of the date hereof (except to the extent that such representations and warranties speak as of another date, in which case, as of such date):

5.1. Organization. Purchaser is an Iowa corporation duly organized, validly existing and in good standing under the Laws of the State of Iowa.

5.2. Authorization and Enforceability. Purchaser has the full right, power (corporate or otherwise) and authority to enter into and perform this Agreement. The execution, delivery and performance by Purchaser of this Agreement have been duly authorized by all necessary action (corporate or otherwise) on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by Seller, constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable Bankruptcy and Equity Exceptions.

5.3. Non-contravention. The execution, delivery and performance by Purchaser of this Agreement do not and will not result in a default of or under (a) any of the terms of the organizational documents of Purchaser or (b) any Law, Permit, Order or material Contract applicable to or binding upon Purchaser.

5.4. Government Approvals. No consent of any Governmental Entity is required for the execution, delivery and performance by Purchaser of this Agreement.

Article VI
CLOSING

6.1. Closing. The closing on the transactions contemplated by this Agreement (“Contemplated Transactions”) shall take place on May 13, 2024 (the “Closing”, such date, the “Closing Date”) remotely via the electronic exchange of documents and signatures, and shall be effective as of 12:01 a.m. (ET) on the Closing Date.

6.2. Closing Conditions.

(a) Conditions to Obligations of all Parties. The obligations of each Party to consummate the Contemplated Transactions shall be subject to no Governmental Entity having enacted, issued, promulgated, enforced or entered any Order which is in effect and has the effect of making the Contemplated Transactions illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the Contemplated Transactions to be rescinded following completion thereof.

(b) Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Contemplated Transactions shall be subject to Seller’s fulfillment or Purchaser’s waiver, at or prior to the Closing, of each of the following conditions:

(i) the representations and warranties of Seller contained ARTICLE III shall be true and correct in all respects at and as of the Closing Date with the same force and effect as though made by Seller at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects at and as of such specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Acquired Assets;

(ii) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date;

(iii) All Encumbrances (other than Permitted Encumbrances) on the Acquired Assets shall have been released in full.

(iv) at or prior to the Closing, Seller shall have delivered or made available to Purchaser:

(A) a Bill of Sale, executed by Seller, substantially in the form of Exhibit E attached hereto (the “Bill of Sale”);

(B) a Patent Assignment and Assumption Agreement, executed by Seller, substantially in the form attached hereto as Exhibit F (the “Patent Assignment and Assumption Agreement”);

(C) an Exclusive Patent License Agreement executed by Seller, substantially in the form attached hereto as Exhibit G (the “Exclusive Patent License Agreement”; and

(D) such other documents, instruments of sale, transfer, conveyance, and assignment reasonably necessary in connection with the Contemplated Transactions.

(c) Conditions to Obligations of Seller. The obligations of Seller to consummate the Contemplated Transactions shall be subject to Purchaser’s fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(i) the representations and warranties of Purchaser contained ARTICLE V shall be true and correct in all respects at and as of the Closing Date with the same force and effect as though made by Purchaser at and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects at and as of such specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Purchaser’s ability to fulfill its obligations hereunder;

(ii) Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date;

(iii) at or prior to the Closing, Purchaser shall have delivered or made available to Seller:

(A) the Purchase Price in immediately available funds by wire transfer to an account designated by Seller;

(B) the Patent Assignment and Assumption Agreement in Exhibit F, executed by Purchaser;

(C) the Exclusive Patent License Agreement in the form attached as Exhibit G; and

(D) such other documents and instruments reasonably necessary in connection with the Contemplated Transactions.

6.3 Frustration of Closing Conditions. Neither Party may rely, whether as a basis for not consummating the Contemplated Transactions or terminating this Agreement or otherwise, on the failure of any condition set forth in this ARTICLE VI to be satisfied if such failure was caused by such Party’s breach of this Agreement.

Article VII
COVENANTS

7.1. Closing Conditions. From the date hereof until the earlier of the Closing or termination of this Agreement in accordance with ARTICLE IX, each Party shall use commercially reasonable efforts to take such actions as are necessary to satisfy the closing conditions set forth in Section 6.2.

7.2. Conduct Prior to the Closing. From the date hereof until the earlier of the Closing or termination of this Agreement in accordance with ARTICLE IX, except as otherwise provided in this Agreement or consented to in writing by Purchaser, the Seller shall (a) use or employ the Acquired Assets in the ordinary course of the Acquired Assets consistent with past practices; and (b) use commercially reasonable efforts to maintain and preserve intact its rights, franchises, goodwill, Permits and relationships related to the Acquired Assets.

7.3. Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party shall make any public announcements (including as to social media) in respect of this Agreement or the Contemplated Transactions or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably conditioned, withheld or delayed).

7.4. Further Assurances. Each Party agrees to execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further reasonable act, deed, conveyance, transfer and assurance necessary to assure their compliance with the terms, provisions, purposes and intents of this Agreement and the effectiveness of the rights, benefits and remedies provided for hereby.

7.5. Taxes. Notwithstanding anything to the contrary in this Agreement, all transfer Taxes shall be payable by the applicable Party that is responsible for such transfer Taxes pursuant to applicable Law. The Party responsible (or whose Affiliate would be responsible) under applicable Law shall file (or cause its applicable Affiliate to file) all necessary Tax Returns and other documentation with respect to all such transfer Taxes and the Parties shall reasonably cooperate in duly and properly preparing, executing, and filing any certificates or other documents that may reduce or eliminate any such transfer Taxes and any such Tax Returns and other documentation required to be filed in connection with such transfer Taxes. The Party responsible (or whose Affiliate would be responsible) for filing any such Tax Returns shall provide to the other Party evidence of timely filing and payment of all such transfer Taxes.

7.6 Omitted Assets. In the event that either Seller or Purchaser becomes aware that record or beneficial ownership or possession of any asset that is an Acquired Asset (including that is identified as a result of the breach of the warranty of Section 3.6) has not been sold, assigned, licensed transferred, conveyed or delivered by the Seller to Purchaser at the Closing, such Party shall promptly notify the other Party thereof in writing and the Parties shall thereafter use their reasonable best efforts, and cooperate with each other, to, as soon as reasonably practicable, sell, assign, transfer, convey or deliver (or cause to be sold, assigned, transferred, conveyed or delivered) the relevant asset to Purchaser or its designated Affiliate.

Article VIII
INDEMNIFICATION

8.1. Survival.

(a) Representations and Warranties. The Parties, intending to modify any applicable statute of limitations, agree that the respective representations and warranties of Seller and Purchaser in this Agreement, and the obligations of Seller and Purchaser pursuant to Section 8.2 and Section 8.3, respectively, with respect to such representations and warranties, shall survive the Closing for a period of six (6) months after the Closing Date; provided that the Fundamental Representations, and the obligations of Seller and Purchaser pursuant to Section 8.2 and Section 8.3, respectively, with respect to the Fundamental Representations, shall survive the Closing until the five (5) year anniversary of the Closing Date. Neither Seller nor Purchaser shall have any Liability under this Agreement for any breach of or inaccuracy in any representation or warranty unless a claim notice regarding such breach or inaccuracy is given to Seller or Purchaser, as applicable, in accordance with Section 8.5 prior to 5:00 p.m., Eastern Standard Time, on the last day of the applicable survival period specified in this Section 8.1(a): provided, however, that in the event notice of any claim for indemnification shall have been given within the applicable survival period, then, solely with respect to the subject matter of such indemnification claim, the representations, warranties, that are the subject of such indemnification claim shall, survive, with respect to such claim only, until such time as such claim is finally resolved.

8.2. Seller Indemnification. Seller shall defend, indemnify and hold harmless Purchaser and its Affiliates (the “Purchaser Indemnitees”) from and against any and all Claims or Losses that may be imposed upon, incurred by or asserted against any Purchaser Indemnitee relating to or arising out of:

(a) any Retained Liability;

(b) any breach, failure to perform or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or its Affiliates;

(c) any breach or inaccuracy of any representation or warranty by Seller set forth in this Agreement; and

(d) any third party Claim relating to any of the foregoing.

8.3. Purchaser Indemnification. Purchaser shall defend, indemnify and hold harmless Seller and its Affiliates (the “Seller Indemnitees”) from and against any and all Claims or Losses that may be imposed upon, incurred by or asserted against any Seller Indemnitee relating to or arising out of:

(a) any Assumed Liability;

(b) any breach, failure to perform or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser or its Affiliates;

(c) any breach or inaccuracy of any representation or warranty by Purchaser set forth in this Agreement;

(d) any third party Claim relating to any of the foregoing.

8.4. Limitation on Indemnification. Except in the case of fraud or willful misconduct, the Purchaser Indemnitees will not be entitled to indemnification under Section 8.2(b) (except with respect to Fundamental Representations) in excess of (i) as to all representations and warranties, other than the Fundamental Representations contained in ARTICLE III, twenty percent (20%) of the Purchase Price in the aggregate, and (ii) as to the Fundamental Representations contained in ARTICLE III, together with any other claim under Section 8.2(b) (other than the case of fraud or willful misconduct), the Purchase Price. Additionally, except for indemnification of third party claims where provided in Sections 8.2 and 8.3, the Parties expressly agree that neither Purchaser (including its Affiliates) and Seller (including its Affiliates) shall not be liable to each other, for any loss of profits, loss of business, interruption of business, indirect, special or consequential damages of any kind, whether in contract, warranty, negligence, tort, strict liability or otherwise, arising out of any breach or failure to perform any provision(s) of this Agreement.

8.5. Procedure for Indemnification.

(a) In the event that any Purchaser Indemnitees or Seller Indemnitees shall incur Claims or Losses for which indemnity may be sought, the party indemnified hereunder (“Indemnitee”) shall notify the party providing indemnification (“Indemnitor”) by written notice promptly after discovery of the filing or assertion of any Claim against Indemnitee; provided that, any delay or failure to notify Indemnitor shall not relieve it from any liability except to the extent that the defense of such action is materially prejudiced by such delay or failure to notify. In the event that an indemnification matter does not involve a third party Claim, subject to compliance with Section 8.5(b) below, the Indemnitee shall provide written notice of such Claim to the Indemnitor, in response to which the Indemnitor will either (i) object to such Claim by delivering a written notice specifying in reasonable detail the basis for such objection within thirty (30) days after delivery by the Indemnitee of such Claim notice (the “Dispute Statement”) or (ii) if a Dispute Statement is not received by the Indemnitee within such thirty (30)-day period, the amount set forth in the claim notice shall be deemed accepted by the Indemnitor. If the Indemnitor delivers to the Indemnitee a Dispute Statement applicable to all or any portion of a Claim within the thirty (30)-day period set forth above, then the amount in dispute set forth in the Dispute Statement shall not be payable to the Indemnitee until either (i) Indemnitee and Indemnitor jointly agree in writing to the resolution of the amount in dispute in such Dispute Statement, or (ii) a court of competent jurisdiction enters a final and non-appealable order regarding the Claim and the amount in dispute in such Dispute Statement. Within five (5) days after a final determination of each Claim pursuant to this Section 8.5(a), the Indemnitor shall pay the Indemnitee the amount of damages sustained or incurred by the Indemnitee which have not previously been paid.

(b) In the case of third party Claims, the Indemnitee shall give the Indemnitor a reasonable opportunity (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee; (ii) to take all other reasonable steps or proceedings to settle or defend any such Claims, provided that the Indemnitor shall not settle third party Claims other than solely for money damages without the prior written consent of the Indemnitee (including, without limitation, settlements imposing equitable remedies or injunctive relief on the Indemnitee), which consent shall not be unreasonably conditioned, withheld or delayed; and (iii) to employ counsel designated by the Indemnitor and reasonably satisfactory to the Indemnitee to contest any such Claim or liability in the name of Indemnitee or otherwise; provided, however, that the Indemnitor shall not assume the defense of any third party Claim without the approval of Indemnitee to the extent such third party Claim (A) is an allegation of a criminal violation, (B) seeks injunctive, equitable or other relief other than monetary damages against a Purchaser Indemnity, (C) the amount of which asserted is in excess of the aggregate amount of indemnification of Seller to Purchaser pursuant to ARTICLE VIII, or (D) is made by a Governmental Entity. The Indemnitor shall, within thirty (30) days of receipt of a notice of such Claim give written notice to the Indemnitee of its intention to assume the defense of such Claim. If the Indemnitor does not deliver to the Indemnitee within the thirty (30)-day notice period notice that Indemnitor shall assume the defense of any such Claim or litigation, the Indemnitee may defend against and settle any such Claim or litigation in such manner as it may deem appropriate, all at the expense of the Indemnitor, and the costs and expenses of all proceedings, contests or lawsuits and all other damages sustained or incurred with respect to such Claims, proceedings or litigation shall be borne solely by the Indemnitor. In the event that the Indemnitor does timely assume the defense provided above, the Indemnitee shall have the right to fully participate in such defense at its sole expense, and the Indemnitor shall reasonably cooperate with the Indemnitee in connection with such participation, and in all cases the Indemnitor shall keep the Indemnitee fully informed as to all matters concerning each Claim. The Indemnitee may participate in any such action at its own cost and expense, and the Indemnitor may not enter into any agreement with a third party which otherwise affects the Acquired Assets without the written consent of Purchaser, if Purchaser is the Indemnitee. Within thirty (30) days after a final determination of each third party Claim by any court, panel of arbitrator(s) or governmental authority having jurisdiction thereof, the Indemnitor shall pay the Indemnitee the amount of damages sustained or incurred by the Indemnitee which have not previously been paid.

Article IX

TERMINATION

9.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Purchaser and Seller;

(b) by Purchaser by written notice to Seller if, Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.2 and such breach, inaccuracy or failure cannot be cured by Seller within ten (10) days after notice of such breach is delivered by Purchaser to Seller;

(c) by Seller by written notice to Purchaser if, Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.2 and such breach, inaccuracy or failure cannot be cured by Purchaser within ten (10) days after notice of such breach is delivered by Seller to Purchaser;

(d) by Seller in the event that the Closing has not occurred by the Closing Date (without prejudice to the rights of Purchaser or the Seller for the other Party’s failure to comply with their respective obligations under this Agreement).

9.2. Effect of Termination. In the event of the termination of this Agreement in accordance with this ARTICLE IX, this Agreement and all Exhibits hereto shall forthwith become void and there shall be no liability on the part of any Party to the other Party, any of such other Party’s representatives or any other Person except:

(a) as set forth in this ARTICLE IX and ARTICLE X;

(b) that nothing herein shall relieve any Party from liability for any breach of any provision hereof that occurs prior to the termination of this Agreement in accordance with this ARTICLE IX; and

(c) the foregoing shall not relieve any Party of any Liability resulting from fraud, willful misconduct or such Party’s intentional breach of this Agreement.

Article X
MISCELLANEOUS

10.1. Severability. Any provision, including any phrase, sentence, clause, Section or subsection, of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.2. Amendment and Waivers. No amendment, modification or discharge (other than by payment or performance) of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification, discharge or waiver is sought.

10.3. Entire Agreement. This Agreement, including the Schedules and Exhibits constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement.

10.4. Expenses. All expenses incurred by each of the Parties in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the Contemplated Transactions, including all fees and expenses of agents and representatives employed by any such Party, shall be borne solely by the Party which has incurred such expense.

10.5. Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered, mailed by first-class registered or certified mail, postage prepaid, return receipt requested or delivered by overnight courier service, delivery charge prepaid, or sent by facsimile or electronic mail, provided that such facsimile or email is followed by hard copy delivery:

If to Seller:

5950 Sherry Lane, Suite 215

Dallas, TX 75225

Attention: Stanley Jacot, CEO

If to Purchaser:

9330 Zionsville Road

Indianapolis, IN 46268

Attention: [***]

or at such other address as may be furnished by the Parties hereto in writing.

10.6. Governing Law and Jurisdiction; Specific Performance.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware to contracts executed in and to be performed in that state without giving effect to any choice or conflict of Law provision or rule. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the State of Delaware.

(b) Each Party acknowledges that (i) money damages would be an insufficient remedy for any actual or threatened breach of this Agreement by such Party; (ii) any such breach would cause the other Party irreparable harm; and (iii) in addition to any other remedies available at law or in equity, the other Party will be entitled to seek equitable relief by way of injunction, specific performance, or otherwise, without posting any bond or other undertaking, for any actual or threatened breach of this Agreement by such Party.

10.7. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.8. Assignment. Neither Party shall assign this Agreement or any part hereof without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

10.9. Counterparts; Execution by Electronic Means. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The reproduction of signatures by means of facsimile or other electronic device shall be treated as though such reproductions are executed originals.

10.10. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person, including a Subsidiary of the first Person, a Person of which the first Person is a subsidiary or another Subsidiary of a Person of which the first Person is also a Subsidiary; “control” (including the term “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract or credit arrangement, as trustee or executor, or otherwise.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever.

“Contract” means, with respect to any Person, any contract, lease, agreement, license, permission, assignment, instrument, sales or purchase order, undertaking or any other commitment, including any amendments and other modifications thereto, whether written or oral, to which such Person is, or such Person’s properties, operations, the Acquired Assets are, bound.

“Encumbrance(s)” means, with respect to any asset, any security interest, lien, encumbrance, pledge, mortgage, charge, conditional or installment sales Contract, title retention Contract, transferability restriction, community property or other spousal partner interest or other burden of any nature whatsoever attached to or adversely affecting such asset.

“Follow-on Application” means a continuation, continuation-in-part, divisional, reexamination, reissue, or any other application for patent that claims priority to an earlier patent or patent application.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.4, Section 3.5, Section 5.1, and Section 5.2.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“including” and its derivative forms, means including, but not limited to.

“Indebtedness” means, with respect to a Person, any obligations of such Person: (i) for borrowed money, including related fees and expenses; (ii) evidenced by notes, bonds, debentures or similar instruments; (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of Acquired Assets consistent with past practices); (iv) all obligations under terms that are or should be, in accordance with GAAP, as consistently applied by Seller in accordance with past practices, recorded as capital leases; or (v) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person.

“Intellectual Property” means, collectively, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, priority rights and extensions thereof (collectively, “Patents”); (ii) all trademarks, fictitious names, domain names, brand names, brand marks, and corporate names, together with all translations, adaptations, derivations, and combinations thereof, and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all mask works and all applications, registrations, and renewals in connection therewith; (v) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and marketing plans and proposals); (vi) all computer software; (vii) all moral rights and all other proprietary rights; (viii) all copies and tangible embodiments of any of the foregoing (in whatever form of medium); (ix) any and all rights to sue for Claims and remedies against past, present and future infringement, dilution or misappropriations of any or all of the foregoing, and rights for priority and protection of interests therein under the laws of any jurisdiction; and (x) goodwill associated with any of the foregoing.

“Inbound Intellectual Property Licenses” means collectively, any Contract (including covenants not to sue) Related to the Durum Wheat Assets pursuant to which Seller or any of its Affiliates is authorized or otherwise permitted to access or exploit any other Person’s Intellectual Property as set forth in Schedule 3.5.

“Laws” means, with respect to a particular Person, any laws (including provisions of common law), statutes, ordinances, regulations, rules, codes, agency guidelines of any Governmental Entity judgments, decrees administrative pronouncements or other requirements or rules of law binding on or applicable to such Person, but, for the avoidance of doubt, excludes Orders.

“Liabilities” means any direct or indirect liability, Indebtedness, guaranty, endorsement, Claim, Loss, damage, deficiency, cost, expense, obligation or responsibility whether secured or unsecured.

“Licensed Varieties” means [***].

“Losses” means, with respect to any event or circumstance, including a third party Claim, any and all Liabilities, Encumbrances, penalties, fines, settlements, or Claims, including reasonable and documented attorneys’ fees, incurred by a Person in connection with such event or circumstance.

“Order” means any judgment, order, writ, decree, injunction, award, ruling or other determination whatsoever of any Governmental Entity or any other entity or body (including any arbitration or similar panel) whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

“Outbound Intellectual Property Licenses” means, collectively, any Contract (including covenants not to sue) Related to the Durum Wheat Assets pursuant to which Seller or any of its Affiliates authorizes or otherwise permits any other Person to access or exploit any Intellectual Property as set forth in Schedule 3.5.

“Permit” means, with respect to any Person, any license, permit, authorization, approval, certificates of authority, registration, qualification, easement, rights of way or similar consent or certificate granted or issued to such Person.

“Person” means a corporation, an association, a partnership, an organization, a limited liability company, an individual, a government or political subdivision thereof or a Governmental Entity.

“Permitted Encumbrance” means: (i) statutory liens for Taxes that are not yet due and payable or that are being contested in good faith through appropriate proceedings; (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iii)

deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; and (v) the Encumbrances set forth on Schedule 3.5.

“Proceeding” means any action, suit, litigation, arbitration, mediation, claim, complaint, allegation, demand, charge, grievance, prosecution, investigation, inquiry, hearing, audit, examination or subpoena (whether (a) civil, criminal, administrative, judicial, investigative or appellate, (b) formal or informal, (c) public or private, or (d) at law or at equity) commenced, brought, conducted or heard by or before, or otherwise involving, any court, arbitrator, mediator or other Governmental Entity.

“Related to” means used primarily in, or held for use primarily in the operation or conduct of an asset.

"SBEII Trait” refers to the high amylose trait associated with SBEII gene disclosed in the Durum Wheat Assets and in the patent documents listed in Exhibits B, C, and D.

“Taxes” means (a) all U.S. federal, state, local or non-U.S. taxes, charges, duties, fees, levies or other assessments, including income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by any Governmental Entity.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any taxing authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.

PURCHASER: By: /s/ Drew Porter Name: Drew Porter Title: Global Portfolio Senior Director-Field Crops and Forages

SELLER: By: /s/ Stanley Jacot Name: Stanley Jacot Title: President and CEO

Exhibit A

Description of Acquired Assets

Durum Wheat (variety ‘Kronos’) (Durum Wheat Assets)

[***]

Technical Data: The “Technical Data” shall mean All technical and commercial information that is exclusively related to the Durum Wheat Assets, including (1) historical field research and analytical experimental plots, (2) any data on amylose analytical measurement, (3) internal product application and development data and materials, and (4) market research completed with third party.

Exhibit B

Patents Specific to the Durum Wheat Assets

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Est. Expiry
U.S.	15/975,410	Granted 04/02/2019	10,246,717	10/02/2032
U.S.	17/147,281	Granted 05/16/2023	11,649,464*	10/02/2032

*Subject to a terminal disclaimer over U.S. Patent No. 10,934,557

Exhibit C

Patent Application Specific to the Durum Wheat Assets

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
U.S.	18/298,041^	Pending 04/10/2023

^May become subject to a terminal disclaimer

Exhibit D

Patents and Patent Applications that Encompass the Durum Wheat Assets and Other Wheat Technologies Not Subject to the Agreement

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
U.S.	61/542,953	Provisional Application Expired
U.S.	14/825,369	Granted 02/18/2020	10,563,217	10/02/2032
PCT	PCT/US2012/058481	Expired
Argentina	20120103690	Granted 02/29/2024	AR088225	10/02/2032
Australia	2012318814	Granted 08/23/2018	2012318814	10/02/2032
Australia	2018211346	Granted 09/17/2020	2018211346	10/02/2032
Brazil	BR112014007928-5	Granted 07/06/2021	BR112014007928-5	10/02/2032
Brazil	BR122020015607-4	Pending
India	706/KOLNP/2014	Granted 06/30/2021	370756	10/02/2032
Canada	2850490	Granted 10/10/2023	2850490	10/02/2032
China	201280059762.8	Abandoned
China	201810613951.4	Granted 06/16/2023	108728456	10/02/2032
Paraguay	46.605	Pending
Uruguay	34364	Granted 12/28/2021	14912	10/02/2032
Europe	12775107.1	Granted 02/13/2019	2764106	10/02/2032
BE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
DE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
ES	12775107.1	Granted 02/13/2019	ES2726101	10/02/2032
FR	12775107.1	Granted 02/13/2019	2764106	10/02/2032

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
GB	12775107.1	Granted 02/13/2019	2764106	10/02/2032
HU	12775107.1	Granted 02/13/2019	HU/E044598	10/02/2032
IT	12775107.1	Granted 02/13/2019	2764106	10/02/2032
NL	12775107.1	Granted 02/13/2019	2764106	10/02/2032
PL	12775107.1	Granted 02/13/2019	2764106	10/02/2032
SE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
TR	12775107.1	Granted 02/13/2019	2764106	10/02/2032
Europe	19151512.1	Granted 12/06/2023	3539372	10/02/2032
BE	19151512.1	Validation Pending	3539372	10/02/2032
DE	19151512.1	Validation Pending	3539372	10/02/2032
ES	19151512.1	Validation Pending	3539372	10/02/2032
FR	19151512.1	Validation Pending	3539372	10/02/2032
GB	19151512.1	Validation Pending	3539372	10/02/2032
HU	19151512.1	Validation Pending	3539372	10/02/2032
IT	19151512.1	Validation Pending	3539372	10/02/2032
NL	19151512.1	Validation Pending	3539372	10/02/2032
PL	19151512.1	Validation Pending	3539372	10/02/2032
SE	19151512.1	Validation Pending	3539372	10/02/2032
TR	19151512.1	Validation Pending	3539372	10/02/2032

Exhibit E

Bill of Sale

Exhibit F

PATENT ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit G

FORM OF EXCLUSIVE PATENT LICENSE AGREEMENT

FORM OF EXCLUSIVE PATENT LICENSE AGREEMENT

This EXCLUSIVE Patent License Agreement (this “License Agreement”), is executed this May 13, 2024 (the “Effective Date”), by and between Arcadia Biosciences, Inc., a Delaware corporation (the “Licensor”), and Pioneer Hi-Bred International, Inc., an Iowa corporation (“Licensee”). All capitalized terms used herein without definition shall have the respective meanings given to them in the Asset Purchase Agreement (as detailed below).

WHEREAS, Licensor owns all right, title, and interest in and has the right to license to Licensee the Licensed Patents set forth in Appendix A hereto; and

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of May 13, 2024 (the “Agreement”), by and among Licensee and Licensor (as defined in the License Agreement), the Licensor desires to license the Licensed Patents to Licensee; and

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. For purposes of this License Agreement, any reference to a “Section” followed by a number, shall refer to the corresponding Section of this License Agreement unless otherwise indicated, the terms defined in the preamble have their defined meaning, and the following terms have the following meanings:

“Affiliate” of a Person means any other Person that, as of the Effective Date, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” for purposes of this License Agreement means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlled by” and “under common control with” have correlative meanings.

“Field” is strictly limited to Triticum durum, including methods of using durum wheat and compositions or products made from durum wheat.

“Licensed Patents” means the patents and patent applications listed in Appendix A of this License Agreement and any other patent(s) or patent application(s) that is a continuation, continuation-in-part, divisional, reexamination, reissue, or that otherwise claims priority to a patent or patent application listed in Appendix A of this License Agreement and includes a claim directed to subject matter in the Field.

“Person(s)” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Term” has the meaning set forth in Section 6.1.

“Territory” means every country and region of the world.

“Valid Claim” means a claim of an unexpired issued or granted Licensed Patent, as long as the claim has not been admitted by Licensor or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a Governmental Entity of competent jurisdiction from whose judgment no appeal is allowed or timely taken.

2. Grant. Subject to the terms and conditions of this License Agreement and the Agreement between Licensor and Licensee, Licensor hereby grants to Licensee during the Term a fully paid up, irrevocable, exclusive, sublicensable, royalty free right and license under the Licensed Patents limited solely to the Field in the Territory. The scope of this license grant includes all rights available in the relevant country or jurisdiction to practice each of the Licensed Patents in the Field. No rights or license are granted herein by Licensor to Licensee outside the Field and no rights are granted herein in wheat other than Triticum durum. Licensor acknowledges and agrees that Licensee has provided adequate consideration to Licensor for Licensor to enter into and perform under this License Agreement. For avoidance of doubt, the license rights granted herein are limited to the Field and no license rights are granted to the Licensed Patents outside the Field.

3. Enforcement of Licensed Patent.

3.1 Notice of Infringement or Third-Party Claims. If either Party becomes aware of (a) any suspected infringement of any Licensed Patent by a third party in the Territory relating to the Field; or (b) any Claim that any Licensed Patent is invalid or unenforceable, such Party shall promptly notify the other Party and provide it with all details of such infringement or Claim, as applicable, that are known by such Party.

3.2 Right to Bring Action or Defend. Licensor shall have the first right, but not the obligation, to bring an infringement action to enforce any Licensed Patent relating to the Field, defend any declaratory judgment or other action concerning any Licensed Patent relating to the Field, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensed Patent relating to the Field, and control the conduct thereof. Notwithstanding the foregoing, if Licensor does not bring action with respect to any commercially significant third-party infringement or agree to defend against any declaratory judgment or other action, within thirty (30) days of a written request by Licensee or the filing of a lawsuit, or earlier notifies Licensee in writing of its intent not to do so, then Licensee shall have the right, but not the obligation, to bring such an action or defend such action and to control the conduct thereof, at Licensee’s expense.

3.3 Cooperation, Recovery, and Settlement. In the event a Party undertakes the enforcement or defense of any of the Licensed Patents in accordance with Section 3.2:

(a) the other Party shall provide all reasonable cooperation and assistance, at the enforcing or defending Party’s expense, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and being joined as a party to such action solely if a court of competent jurisdiction determines Licensee is an indispensable party;

(b) any recovery, damages, or settlement derived from such suit, action, or other proceeding will be applied first in satisfaction of any patent damages caused by infringement of the Licensed Patents, costs and expenses (including attorneys’ fees), of the enforcing or defending Party and then any remaining amount shall be shared equally by Licensor and Licensee; and

(c) such Party may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of the other Party, provided that the settlement terms have no impacts on the business or assets of the other Party.

4. Compliance with Laws.

4.1 Patent Marking. Licensee shall comply with the patent marking provisions of 35 U.S.C. § 287(a) by marking all products or goods containing or consisting of embodiments of the Licensed Patent with the word “patent” or the abbreviation “pat.” and either the relevant Licensed Patent or a web address that is freely accessible to the public and that lists the relevant Licensed Patent. Licensee shall comply with the patent marking Laws of the relevant countries in the Territory.

4.2 Recordation of License. If recordation of this License Agreement or any part of it with a national or supranational Governmental Entity is necessary for Licensee to fully enjoy the rights, privileges, and benefits of this License Agreement, Licensor shall, at its own expense and within sixty (60) business days of the Effective Date, record this License Agreement or all such parts of this License Agreement and information concerning the license granted hereunder with each such appropriate national or supranational Governmental Entity.

5. Representations and Warranties.

5.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

(b) it has, and throughout the Term will retain, the full right, power, and authority to enter into this License Agreement and to perform its obligations hereunder;

(c) the execution of this License Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of the Party; and

(d) when executed and delivered by such Party, this License Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.

5.2 Licensor’s Representations and Warranties. Licensor represents and warrants that:

(a) it is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed Patents.

(b) LICENSOR MAKES NO WARRANTIES EXCEPT FOR THAT PROVIDED IN SECTION 5, ABOVE. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED.

6. Term and Termination.

6.1 Term. This License Agreement is effective as of the Effective Date and will continue in full force and effect on a country-by-country basis until the expiration of the last to expire Valid Claim of the Licensed Patent in such country (the “Term”).

7. Miscellaneous.

7.1 Bankruptcy. All rights and licenses granted by Licensor under this License Agreement are and will be deemed to be rights and licenses to “intellectual property” as such term is used in, and interpreted under, Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) (11 U.S.C. § 365(n)). Licensee has all rights, elections, and protections under the Bankruptcy Code and all other bankruptcy, insolvency, and similar laws with respect to the License Agreement, and the subject matter hereof. Licensor acknowledges and agrees that, if Licensor or its estate shall become subject to any bankruptcy or similar proceeding:

(a) subject to Licensee’s rights of election under Section 365(n), all rights, licenses, and privileges granted to Licensee under this License Agreement will continue subject to the respective terms and conditions hereof, and will not be affected, even by Licensor’s rejection of this License Agreement; and

(b) Licensee shall be entitled to a complete duplicate of, or complete access to, as appropriate, all such intellectual property and embodiments of intellectual property, which, if not already in Licensee’s possession, shall be promptly delivered to Licensee or its designee, unless Licensor elects to and does in fact continue to perform all of its obligations under this License Agreement.

7.2 Asset Purchase Agreement. This License Agreement is being executed and delivered as a condition to the Agreement and is expressly hereby made subject to and shall have the benefits of the respective representations, warranties, covenants, terms, conditions, limitations and other provisions of the Agreement which are incorporated herein by reference. In the event of any inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

7.3 Further Assurances. Each Party shall, and shall cause their respective Affiliates to, upon the reasonable request, and at the sole cost and expense, of the other Party, execute such documents and take such further actions as may be necessary to give full effect to the terms of this License Agreement.

7.4 Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this License Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

7.5 No Public Statements. Neither Party may issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this License Agreement or, unless expressly permitted under this License Agreement, otherwise use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

7.6 Notices. All notices, requests, consents, claims, demands, waivers, and other communications (other than routine communications having no legal effect) must be in writing and sent to the respective Party at the addresses indicated below (or such other address for a Party as may be specified in a notice given in accordance with this Section):

If to Licensor:	5950 Sherry Lane, Suite 215 Dallas, TX 75225 Attention: Stanley Jacot, CEO
If to Licensee:	9330 Zionsville Road Indianapolis, IN 46268 Attention: [***]

Notices sent in accordance with this Section 7.6 will be deemed effective: (a) when received or delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (in each case, with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

7.7 Interpretation. For purposes of this License Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this License Agreement as a whole.

Unless the context otherwise requires, references herein to: (i) Sections and Schedules refer to the Sections of and Schedules attached to this License Agreement; (ii) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This License Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

7.8 Headings. The headings in this License Agreement are for reference only and shall not affect the interpretation of this License Agreement.

7.9 Entire Agreement. This License Agreement, together with the Appendix A hereto and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

7.10 Assignment. Except as otherwise expressly provided in this License Agreement, neither Party may assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations, hereunder without the prior written consent of the other Party. No delegation or other transfer will relieve a Party of any of its obligations or performance under this License Agreement. Any purported assignment, delegation, or transfer in violation of this Section 7.10 is void.

7.11 No Third-Party Beneficiaries. This License Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under, or by reason of this License Agreement.

7.12 Amendment; Modification; Waiver. This License Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this License Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this License Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

7.13 Severability. If any term or provision of this License Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this License Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this License Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.14 Choice of Law. This License Agreement and Appendix A hereto, and all matters arising out of or relating to this License Agreement, are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

7.15 Counterparts. This License Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this License Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a signed PDF copy is attached) will be deemed to have the same legal effect as delivery of an original signed copy of this License Agreement.

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LICENSOR:
By: Name: Stanley Jacot Title: CEO
LICENSEE:
By: Name: Title:

Appendix A to Exclusive Patent License Agreement

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
U.S.	17/147,281	Granted 05/16/2023	11,649,464*	10/02/2032

*Subject to a terminal disclaimer over U.S. Patent No. 10,934,557

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
U.S.	61/542,953	Provisional Application Expired
U.S.	14/825,369	Granted 02/18/2020	10,563,217	10/02/2032
U.S.	18/298,041^	Pending 04/10/2023
PCT	PCT/US2012/058481	Expired
Argentina	20120103690	Granted 02/29/2024	AR088225	10/02/2032
Australia	2012318814	Granted 08/23/2018	2012318814	10/02/2032
Australia	2018211346	Granted 09/17/2020	2018211346	10/02/2032
Brazil	BR112014007928-5	Granted 07/06/2021	BR112014007928-5	10/02/2032
Brazil	BR122020015607-4	Pending
Canada	2850490	Granted 10/10/2023	2850490	10/02/2032
India	706/KOLNP/2014	Granted 06/30/2021	370756	10/02/2032
China	201280059762.8	Abandoned
China	201810613951.4	Granted 06/16/2023	108728456	10/02/2032

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
Paraguay	46.605	Pending
Uruguay	34364	Granted 12/28/2021	14912	10/02/2032
Europe	12775107.1	Granted 02/13/2019	2764106	10/02/2032
BE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
DE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
ES	12775107.1	Granted 02/13/2019	ES2726101	10/02/2032
FR	12775107.1	Granted 02/13/2019	2764106	10/02/2032
GB	12775107.1	Granted 02/13/2019	2764106	10/02/2032
HU	12775107.1	Granted 02/13/2019	HU/E044598	10/02/2032
IT	12775107.1	Granted 02/13/2019	2764106	10/02/2032
NL	12775107.1	Granted 02/13/2019	2764106	10/02/2032
PL	12775107.1	Granted 02/13/2019	2764106	10/02/2032
SE	12775107.1	Granted 02/13/2019	2764106	10/02/2032
TR	12775107.1	Granted 02/13/2019	2764106	10/02/2032
Europe	19151512.1	Granted 12/06/2023	3539372	10/02/2032
BE	19151512.1	Validation Pending	3539372	10/02/2032
DE	19151512.1	Validation Pending	3539372	10/02/2032
ES	19151512.1	Validation Pending	3539372	10/02/2032
FR	19151512.1	Validation Pending	3539372	10/02/2032
GB	19151512.1	Validation Pending	3539372	10/02/2032
HU	19151512.1	Validation Pending	3539372	10/02/2032

Wheat with Increased Resistant Starch Levels
Country	Application No.	Status	Patent No.	Expiry
IT	19151512.1	Validation Pending	3539372	10/02/2032
NL	19151512.1	Validation Pending	3539372	10/02/2032
PL	19151512.1	Validation Pending	3539372	10/02/2032
SE	19151512.1	Validation Pending	3539372	10/02/2032
TR	19151512.1	Validation Pending	3539372	10/02/2032

^ May become subject to a terminal disclaimer

Schedule 3.5

(including Permitted Encumbrances)

I. Prosecution Obligations In The Next 180 Days (Section 3.5(a))

Country	Application/Patent No.	Prosecution
Argentina	AR088225	Accumulated annuities for years 3-13 are due October 3, 2024
Australia	2012318814	Annuity due October 2, 2024
Australia	2018211346	Annuity due October 2, 2024
Brazil	BR112014007928-5	Annuity due October 2, 2024
Brazil	BR122020015607-4	A Petition re the Appeal Rule change was filed on March 22, 2024 Annuity due October 2, 2024
Canada	2850490	Annuity due October 2, 2024
China	108728456	Annuity due October 2, 2024
Europe	2764106; ES2726101; HU/E044598	Annuities for BE, DE, ES, FR, GB, HU, IT, NL, PL, SE, TR due October 2, 2024
Europe	3539372

Validation in BE, DE, ES, FR, GB, HU, IT, NL, PL, SE, TR in progress

Powers of Attorney returned to Foreign Associate March 2024

Annuities for BE, DE, ES, FR, GB, HU, IT, NL, PL, SE, TR due October 2, 2024

India	370756	Annuity due October 2, 2024
Paraguay	46.605	Awaiting decision on appeal filed 11/21/23 Annuity due October 3, 2024
Uruguay	14912	Annuity due October 3, 2024

United States	18/298,041	Docketed New Case - Ready for Examination 06/06/2023

II. Inbound Intellectual Property Licenses As Defined In Section 10.10 of the Asset Purchase Agreement (Section 3.5(b))

None

III. Outbound Intellectual Property Licenses (Section 3.5(c))

[***]

IV. Proceedings (Section 3.5(d))

None

V. Rights Transfers (Section 3.5(e))

None except Outbound Intellectual Property Licenses